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                                                                 Exhibit 10.9

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE TRANSFERRED ABSENT SUCH REGISTRATION OR DELIVERY OF A LEGAL OPINION, IN FORM AND SUBSTANCE SATISFACTORY TO ADVANCED PHYSICIAN BILLING INC., THAT SUCH REGISTRATION IS NOT REQUIRED.

                               PROMISSORY NOTE
                               ---------------

$400,000.00                                       July 1, 1998
                                            Miami, Florida

FOR VALUE RECEIVED, the undersigned, ADVANCED PHYSICIAN BILLING INC., a Florida corporation (hereinafter referred to as "Maker"), hereby promises to pay to NATIONAL MEDICAL FINANCIAL SERVICES CORPORATION, a Nevada corporation (hereinafter referred to as "Holder"), at 1315 Greg St., Suite 103, Sparks, NV 89431 or at such other address as Holder may from time to time hereafter direct in writing, in legal tender of the United States of America, on the Maturity Date (as defined below) the principal sum of Four Hundred Thousand and no/100ths U.S. Dollars ($400,000.00), together with interest on the unpaid balance of such principal amount at the rate of seven percent (7%) per annum, compounded annually, from the date hereof until the Maturity Date.

     The Maturity date shall be the same as the maturity date of that certain Promissory Note dated the even date hereof of Holder, as maker, to Maker, as holder, in the face amount of $1,649,000.

     This Note shall terminate in accordance with the terms of that certain Buy Back Agreement entered into by Holder as of the even date here, in the event that the Maker has the right to, and elects to, exercise its buyback rights thereunder.

     This Note may not be prepaid in whole at any time or in part prior to the Maturity Date.

     In the event this Note, or any part thereof, is collected by or through an attorney-at-law, Maker agrees to pay all costs of collection including, but not limited to, reasonable attorneys' fees.

     Maker's failure to pay in full any amount of principal or interest due under this Note, which is not cured within ten (10) days after receipt by Maker of notice of such default, shall constitute an event of default hereunder. Upon the occurrence of any such event of default, the entire unpaid principal balance hereof and all interest owed thereon and due hereunder shall, at the option of the Holder, and upon notice to or demand upon Maker (all of which

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notices and demands Maker hereby expressly waives), become immediately due and payable.

     TIME IS OF THE ESSENCE OF THIS NOTE. MAKER HEREBY WAIVES PRESENTMENT FOR PAYMENT, PROTEST, NOTICE OF PROTEST, NOTICE OF DISHONOR AND OF NONPAYMENT HEREOF, NOTICE OF ACCELERATION AND DILIGENCE IN COLLECTION.

     No extension of the time for the payment of this Note or any part thereof, made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of Maker of this Note, either in whole or in part, unless Holder agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change or modification is sought.

     In no event, whether by acceleration of the maturity of the indebtedness evidenced hereby or otherwise shall the amount of interest due or payable hereunder exceed the maximum rate of interest that may be paid by Maker under applicable law; and, in the event of any such payment inadvertently paid by Maker or inadvertently received by Holder, such excess sum shall be, at Maker's option, returned to Maker forthwith or credited as a payment of principal, but shall not be applied to the payments of interest. It is the intent hereof that Maker not pay or contract to pay, and that Holder not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Maker under applicable law.

     Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Holder in the exercise of any right or remedy hereunder shall operates a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Holder of any right or remedy preclude any other right or remedy. Holder, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against Maker or any other property or indebtedness due or to become due to Maker. Maker agrees that Holder shall have no responsibility for the protection or preservation of the value of, and may at any time release, surrender, substitute or exchange, any collateral securing this Note.

     The word "Maker" as used herein shall include transferees, successors and assigns of Maker, and all rights of Holder hereunder shall inure to the benefit of its transferees, successors and assigns. All obligations of Maker shall bind its successors and assigns. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.

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     IN WITNESS WHEREOF, Maker has signed, sealed and delivered this Note on the day and year first written above.

                                   ADVANCED PHYSICIAN BILLING,
                                   INC., a Florida corporation


                                   By:  /s/ Jorge Perez, Sr.
                                        ------------------------
                                        Title: President
                                               -----------------













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